EXHIBIT 10.15



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                                                              Greeley, Colorado
                                                                 Loan # 9051266

                         AMENDMENT # 1 TO LOAN AGREEMENT

     THIS AMENDMENT # 1 TO LOAN AGREEMENT (this "Amendment") is made as of the 23rd day of April, 2012 by SYNERGY RESOURCES CORPORATION, a Colorado company, having an office at 20203 Highway 60, Platteville, Colorado, 80651-8802 (the "Borrower"), and BANK OF CHOICE, a division of BANK MIDWEST, N.A., having an office at 3780 W. 10th Street, Greeley, Colorado, 80634,(the "Lender").

                               W I T N E S S E T H

     WHEREAS, reference is made to (a) the Loan Agreement dated as of November 30, 2011 (the "Original Loan Agreement") (as by this Amendment and otherwise amended, supplemented or otherwise modified and in effect from time to time, the "Existing Loan Agreement") among the Borrower, and the Lender; (b) the Secured Promissory Note dated as of November 30, 2011 (the "Original Note"), as amended by that certain Amendment and Allonge to Secured Promissory Note dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the "Existing Note") among the Borrower and the Lender and (c) the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of November 30, 2011 and recorded December 1, 2011 at Reception #3809198 of the Weld County, Colorado Clerk and Recorder records, and at Reception #03187188 of the Boulder County, Colorado Clerk and Recorder records (the "Original Deed of Trust" and as amended by that certain Amendment to Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of the date hereof, the "Existing Deed of Trust"); and

     WHEREAS, the Lender and the Borrower have agreed to amend the Original Loan Agreement to provide for, among other things, an increase in the Commitment Limit to an aggregate amount up to, but not to exceed $20,000,000 for the period commencing on the date hereof, and ending November 30, 2014, as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Existing Loan Agreement shall be hereby amended and modified as follows:

     Section 1. Defined Terms. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned thereto in the Existing Loan Agreement, as amended by this Amendment, or if not defined therein, in the Existing Deed of Trust. Each reference in the Existing Loan Agreement to "this Loan Agreement" or "this Agreement" shall be deemed to be a reference to the Existing Loan Agreement, as amended by this Amendment.

     Section 2. Modification. The Existing Loan Agreement is hereby amended as follows:


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          (a) The definition of "Commitment Limit" shall be amended and restated
     to read as  follows:  "$20,000,000,  as  adjusted  pursuant to the terms of
     Section 2.7 and Section 2.9 of this Agreement";

          (b) All references to the "Note" shall mean the Existing Note;

          (c) A new Section 2.10 shall be added to the Original Loan Agreement that reads as follows:

          "2.10 Unused Availability Fee. In addition to interest and all other amounts due and payable pursuant to the terms of this Agreement and the Note, Borrower agrees to pay to Lender an unused facility fee on the unused portion of the Commitment Limit (the "unused portion" being the amount by which the maximum dollar amount of the Note (initially, $20,000,000) exceeds the outstanding principal balance of the Note) from the Effective Date through the Maturity Date, at the rate of 0.25% per annum, accrued daily and payable for each three (3) calendar month period (each calendar quarter), in arrears, fifteen (15) days after the last day of each calendar quarter, with the exception that the first payment relating to the period ending on February 29, 2012 shall be due on upon execution of Amendment # 1 to the Loan Agreement. The amount of the unused facility fee shall be calculated each day during the period for which the fee is due using an assumed 360 day year.

          (d) A new Paragraph (g) shall be added to Section 6.1 of the Existing Loan Agreement that reads as follows:

          "(g) as soon as available, but in any event not later than sixty (60) days after the end of the second fiscal quarter of Borrower, a reserve report on Borrower's oil and gas properties as of the end of such fiscal quarter prepared by or audited by a professional petroleum engineer approved in advance by Lender which report shall include all engineering-relevant information as may be requested by Lender (the "Mid-Year Reserve Report")."

          (e) Section 2.7 of the Original Loan Agreement shall be deleted in its entirety and replaced with the following:

          "2.7 Adjustment of Commitment Limit or Collateral. Lender shall engage a third-party consultant, at the sole cost and expense of Borrower, to review (a) the Annual Reserve Report delivered to Lender pursuant to
          Section 6.1(c) of this Agreement and (b) the Mid-Year Reserve Report delivered to Lender Pursuant to Section 6.1(g) of this Agreement, which review shall include preparation of a price-deck established by Lender at PV9 for the purposes of establishing a new Borrowing Base. If Lender delivers to Borrower written notification that, in Lender's

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          sole  discretion,  the new Borrowing Base does not provide  sufficient collateral to support Advances up to the Commitment Limit, then the Commitment Limit shall be immediately reduced to such an amount as is supported by the adjusted Borrowing Base. Provided, however, that, in the event the Borrowing Base is reduced pursuant to this Section 2.7, Borrower may pledge additional assets as Collateral to Lender as may be necessary, in Lender's sole discretion, to support an increase in the Commitment Limit back to $20,000,000, and the Commitment Limit shall be so adjusted following documentation of such pledge of additional assets as Collateral, such documentation to be determined in the reasonable discretion of Lender. Provided, further that, if the Commitment Limit has been reduced pursuant to this Section 2.7 or pursuant to Section 2.9 and in subsequent years the Annual Reserve Report or the Mid-Year Reserve Report displays a Borrowing Base that would support a Commitment Limit greater than the then-existing Commitment Limit, then the Commitment Limit shall be increased to an amount (not to exceed $20,000,000) that, in Lender's reasonable discretion, would be supported by the information regarding the Collateral contained in such Annual Reserve Report."

          (f) A new Section 2.11 shall be added to the Existing Loan Agreement that reads as follows:

          "2.10 Other Credit Available to Borrower. Any and all additional commitments by Lender to extend credit to Borrower (including credit cards, etc.) shall serve to reduce the credit available for Advances pursuant to this Agreement or the Note by the amount of such additional commitments."

          (g) The following definitions shall be added to Section 8.1 of the Existing Loan Agreement:

          "`Current Assets' means, as of the period of determination, all current assets of Borrower, excluding all receivables aged 90 days or longer and including all unfunded borrowing availability pursuant to the terms of this Agreement."

          "`Current Liabilities' means, as of the period of determination, all current liabilities of Borrower, excluding all current maturities of amounts due pursuant to the terms of this Agreement or the Note."

          (g) A new Section 8.5 shall be added to the Existing Loan Agreement that reads as follows:

          "8.5 Current Ratio. Borrower shall maintain a Current Ratio of no less than 1.00, calculated at the end of each fiscal quarter, where "Current Ratio" is calculated as Current Assets divided by Current Liabilities."

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It is the intent of this  Amendment  that the  obligations of the Borrower under the Existing Loan Agreement shall be entitled to the benefits and collateral security under the Existing Deed of Trust as fully as if such obligations had been incurred under the Original Loan Agreement as originally in effect.

     Section 3. Third Party Costs and Expenses. All reasonable third party costs and expenses of Lender related to or arising from the increase of the Commitment Limit and the amendment to the Loan Documents, including, without limitation, any and all legal fees, valuations, reviews, surveys, reports, filings and recordation fees, shall be the sole responsibility of Borrower, and shall be payable to Lender upon demand, and if not so paid, shall become part of the Obligation (as defined in the Existing Loan Agreement) and shall bear interest at the Default Rate beginning on the date demand for payment is made by Lender until the date paid by Borrower.

     Section 4. Facility Fee. Upon the date hereof, Borrower shall pay Lender a commitment fee of Twelve Thousand and Five Hundred Dollars ($12,500.00) (0.25% of the $5,000,000 increase in the Commitment Limit).

     Section 5. Representations and Warranties. The Borrower hereby represents and warrants that the representations and warranties made by it in the Original Loan Agreement are true and complete on and as of the date hereof as if made on and as of the date hereof.

     Section 6. Covenants. The Borrower hereby covenants and agrees to perform each and every duty and obligation of the Borrower contained in the Existing Loan Agreement as amended by this Amendment.

     Section 7. Effectiveness. This Amendment shall be effective as of the day and year first written above upon its execution and delivery by the Borrower. Except as herein provided, the Existing Loan Agreement shall remain unchanged and in full force and effect.

     Section 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

                            [Signature Page Follows]

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     IN WITNESS  WHEREOF,  this  Amendment has been duly executed by the parties hereto as of the day and year first above written.

                                    BORROWER:

                                    SYNERGY RESOURCES CORPORATON, a Colorado corporation

                                    By: /s/ William E. Scaff, Jr.
                                        -------------------------
                                    Name: William E Scaff, Jr.
                                    Title: Vice President


AGREED TO AND ACCEPTED:

BANK OF CHOICE, a division of BANK MIDWEST, N.A., as Lender


By: /s/ Sarah E. Burchett
    ---------------------------
   Name: Sarah E. Burchett
   Title: Relationship Manager

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